                                                                   Exhibit 10.16


                                             This document constitutes part of a
                                             prospectus covering securities that
                                             have been registered under the
                                             Securities Act of 1933.


                                OPTION AGREEMENT

         AMENDED AND RESTATED OPTION AGREEMENT, dated as of December 22, 1996, between IRA B. LAMPERT (the "Optionee"), with a business address at c/o Concord Camera Corp., 4000 Hollywood Boulevard, Sixth Floor North, Hollywood, Florida 33021 and CONCORD CAMERA CORP., a New Jersey corporation ("Concord").

         WHEREAS, the Optionee is presently employed as an officer of Concord or a subsidiary thereof (collectively, the "Concord Group of Companies");

         WHEREAS, Concord is desirous of increasing the incentive of the Optionee to continue to exert his utmost efforts to contribute to the future success and prosperity of the Concord Group of Companies;

         WHEREAS, the Optionee and Concord have entered into an employment agreement as of July 1, 1993, which was amended and restated as of May 1, 1997 and has been amended since (as so amended and restated, the "Employment Agreement");

         WHEREAS, the Optionee and Concord entered into an option agreement dated as of December 22, 1996 (the "1996 Option Agreement") for the purchase of 255,000 shares (pre-split) of Concord's no par value common stock (the "Common Stock") at exercise prices of $2.00, $2.50 and $3.00 per share, as indicated therein, and the Optionee has exercised the Option described in the 1996 Option Agreement as to 123,000 shares (post-split); and

         WHEREAS, the parties wish to replace the unexercised portion (which is for 387,000 shares post-split) of the Option described in the 1996 Option Agreement with the Option described herein.

         NOW, THEREFORE, the parties agree as follows:

         1. Grant of Option. Subject to the terms and conditions set forth herein, Concord hereby grants to the Optionee the right and option (the "Option") to purchase an aggregate of 387,000 shares (the "Option Shares") of Concord's no par value common stock (the "Common Stock") which Option is not intended to qualify as an incentive stock option, as defined in Section 422 of the Internal Revenue Code of 1986, as amended.


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

         2. Purchase Price. The purchase price shall be as reflected in Schedule A hereto. The purchase prices set forth in Schedule A are referred to herein as the "Purchase Price" and each Purchase Price is subject to adjustment pursuant to Section 7.

         The number of Option Shares and Purchase Price set forth herein (including those set forth in Schedule A) have been adjusted to reflect the two-for-one split of the Common Stock effected April 14, 2000, and the number of Option Shares has been adjusted to reflect all exercises made before July 31, 2001 under the 1996 Option Agreement.

         3.       Time of Exercise.

         (a) The Option shall become exercisable, on a cumulative basis, in accordance with Schedule A hereto, until it is exercisable as to the entire 387,000 Option Shares. Notwithstanding the foregoing, immediately following a Change in Control (as defined in Section 1(e) of the Employment Agreement) the Option shall become exercisable in full.

         (b) The Option shall expire and shall not be exercisable after July 15, 2003, unless it expires or terminates sooner pursuant to Section 5.

         4. Cancellation of Prior Option Agreement. Concurrently herewith, the Optionee has delivered to Concord and Concord hereby acknowledges receipt of the 1996 Option Agreement, which is hereby cancelled and replaced with this Option Agreement.

         5.       Death or Termination of Employment.

         (a)      If the employment of the Optionee with Concord is terminated:
(i) by the Optionee on his own initiative pursuant to Section 10(f) of the Employment Agreement; or (ii) by Concord for Cause (as defined in Section 1(d) of the Employment Agreement) pursuant to Section 10(c) of the Employment Agreement, the Option to the extent not theretofore exercised shall expire forthwith.

         (b) If the Optionee's employment with Concord is terminated: (i) without Cause pursuant to Section 10(d) of the Employment Agreement; (ii) as a result of a Constructive Termination Without Cause (as defined in Section 1(h) of the Employment Agreement) pursuant to Section 10(d) of the Employment Agreement; or (iii) by reason of the occurrence of a Non-Renewal Event (as defined in Section 1(j) of the Employment Agreement) pursuant to Section 10(g) of the Employment Agreement, the Option shall become immediately exercisable in full and shall remain exercisable until the scheduled expiration of the Option as set forth in Section 3(b) above.


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

         (c) If the Optionee's employment with Concord is terminated due to his death pursuant to Section 10(a) of the Employment Agreement or due to his Disability (as defined in Section 1(i) of the Employment Agreement) pursuant to
Section 10(b) of the Employment Agreement, the Option shall continue to become exercisable pursuant to Section 3(a) above and shall be exercisable by the estate of the deceased Optionee or any person designated to be a trustee or person in some similar capacity for such disabled Optionee or by the Optionee himself and thereafter shall remain exercisable until the scheduled expiration of the Option as set forth in Section 3(b) above.

         (d)      Notwithstanding anything to the contrary in this Section 5:
(i) in the event of a Change in Control, the Option shall remain exercisable until the scheduled expiration of the Option as set forth in Section 3(b) above regardless of whether the Optionee continues in employment or the circumstances of the termination of his employment; and (ii) in any event, the Option may not be exercised after July 15, 2003.

         6.       Leave of Absence.

         In the event the Optionee is on military or sick leave or other bona fide leave of absence (such as temporary employment by the United States or any state government), the Optionee shall be considered as remaining in the employ of Concord for 90 days or such longer period as may be determined by the Board of Directors of Concord.

         7.       Adjustment upon Changes in Capitalization.

         (a) In the event that the outstanding shares of Common Stock are hereafter changed by reason of reorganization, merger, consolidation, recapitalization, reclassification, stock split-up, combination or exchange of shares and the like, or dividends payable in shares of Common Stock, an appropriate adjustment shall be made by the Board of Directors of Concord in the aggregate number of Option Shares and Purchase Price. If Concord is reorganized, consolidated, or merged with another corporation, or if all or substantially all of the assets of Concord are sold or exchanged, the Optionee shall thereupon be entitled to receive upon the exercise of the Option the same number and kind of shares of stock or the same amount of property, cash or securities as he would have been entitled to receive upon the occurrence of any such corporate event as if he had been, immediately prior to such event, the holder of the number of Option Shares covered by the Option.

         (b) Any adjustment under this Section 7 in the number of Option Shares subject to the Option shall apply proportionately to only the unexercised portion of the Option. If fractions of a share would result from any such adjustment, the adjustment shall be revised to the next lower whole number of shares.


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

         8. Method of Exercising Option. The Option shall be exercised by the delivery by Optionee to Concord at its principal office (or at such other address as may be established by Concord's Board of Directors) of written notice of the number of Option Shares with respect to which the Option is being exercised accompanied by payment in full of the Purchase Price of such shares. Payment of the Purchase Price for such Option Shares may be made (i) in U.S. dollars by delivery of cash or personal check, bank draft or money order payable to the order of Concord or by money transfers or direct account debits; (ii) pursuant to a broker-assisted "cashless exercise" program if established by Concord; or (iii) by any combination of the methods of payment described in (i) and (ii) above.

         9. Withholding. Concord's obligation to deliver shares of Common Stock upon the exercise of the Option shall be subject to the payment by the Optionee of any applicable federal, state and local withholding tax. Concord shall, to the extent permitted by law, have the right to deduct from any payment of any kind otherwise due to the Optionee any federal, state or local taxes required to be withheld with respect to such payment. Subject to the right of Concord's Board of Directors or any committee thereof to disapprove any such election and require the withholding tax in cash, the Optionee shall have the right to elect to pay the withholding tax with shares of Common Stock to be received upon exercise of the Option or which are otherwise owned by the Optionee. Any election to pay withholding taxes with stock shall be irrevocable once made.

         10.      Representations.

         (a) The Optionee represents that, unless at the time of exercise of the Option, the Option Shares are registered under the Securities Act of 1933, as amended (the "Securities Act"), any and all Option Shares purchased hereunder shall be acquired for investment only and not with a view to the resale or distribution thereof. If the Option Shares are not so registered, certificates for the Option Shares shall bear a legend reciting the fact that such Option Shares may only be transferred pursuant to an effective registration statement under the Securities Act or an opinion of counsel to Concord (or an opinion of counsel to the Optionee reasonably satisfactory to Concord) that such registration is not required. Concord may also issue "stop transfer" instructions with respect to Option Shares while they are subject to such restrictions.

         (b) Concord shall not be obligated to issue or sell any Option Shares until they have been listed on each securities exchange on which the Common Stock is then listed. Concord shall use its best efforts to have the Option Shares listed, as promptly as practicable, on each securities exchange on which the Common Stock is then listed.


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

         (c) Concord has filed with the Securities and Exchange Commission a registration statement on Form S-8 covering the Option, which registration statement has become effective. Concord agrees to keep such registration statement effective for the period that this Option is outstanding and exercisable. If Concord fails to maintain the effectiveness of the Form S-8 registration statement and/or does not list the Option Shares on an appropriate stock exchange and, as a consequence, the Optionee is unable to sell his Option Shares, then, subject to compliance with any contractual restrictions applicable to Concord, Concord will advance to the Optionee funds to pay taxes (federal, state and/or local) incurred by the Optionee in connection with the exercise of the Option. The Optionee will reimburse Concord for any such advances (together with Concord's out-of-pocket interest costs thereon) out of the proceeds derived by the Optionee from the sale of said Option Shares.

         11.      Option Cannot be Transferred. Except as otherwise provided in
Section 5(c) above, the Option is not transferable otherwise than by will or the laws of descent and distribution, and the Option may be exercised during Optionee's lifetime only by the Optionee. Notwithstanding the foregoing, the Option may be assigned or transferred by the Optionee to his family members or trusts or partnerships in which the participants or beneficiaries are limited to the Optionee and/or his family members; provided, however, that as so transferred or assigned, all provisions of the Option, including provisions relating to forfeiture and vesting, shall continue in full force and effect. Any attempt to transfer the Option in contravention of this Section 11 is void ab initio. The Option shall not be subject to execution, attachment or other process.

         12. No Rights in Option Shares. The Optionee shall have none of the rights as a shareholder with respect to any Option Shares until such Option Shares shall be issued to him upon exercise of the Option.

         13. Not a Contract of Employment. Nothing contained herein shall confer upon the Optionee any right to remain in the employ of any member of the Concord Group of Companies.

         14. Miscellaneous. This Option Agreement cannot be changed or terminated orally. This Option Agreement contains the entire agreement between the parties relating to the subject matter hereof. This Option Agreement has been executed in the State of Florida and shall be governed by and construed in accordance with the laws of Florida. The paragraph and section headings herein are intended for convenience of reference only and shall not affect the interpretation hereof.


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

         IN WITNESS WHEREOF, the parties have executed this Amended and Restated Option Agreement as of the day and year first above written.

                                        CONCORD CAMERA CORP.



                                        By: /s/ Brian F. King
                                           -------------------------------------
                                           Brian F. King,
                                           Senior Executive Vice President and
                                           Chief Operating Officer


                                        OPTIONEE:


                                         /s/ Ira B. Lampert
                                        ----------------------------------------
                                        IRA B. LAMPERT


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

                                   SCHEDULE A
                                   ----------

The Option shall become exercisable, on a cumulative basis, as to the following number of Option Shares on the dates, and at the respective Purchase Prices, indicated below:

                                 Total No. of Option
         Vesting Date           Shares Vesting on Date      Purchase Price per Option Share
         ------------           ----------------------      -------------------------------

           12/22/96                    268,406                      79,031.0 @ $1.00
                                                                    94,687.5 @ $1.25
                                                                    94,687.5 @ $1.50

           02/28/97                      9,375                       4,687.5 @ $1.25
                                                                     4,687.5 @ $1.50

           05/31/97                     15,469                       6,094.0 @ $1.00
                                                                     4,687.5 @ $1.25
                                                                     4,687.5 @ $1.50

           08/31/97                     18,750                       9,375.0 @ $1.00
                                                                     4,687.5 @ $1.25
                                                                     4,687.5 @ $1.50

           11/30/97                     18,750                       9,375.0 @ $1.00
                                                                     4,687.5 @ $1.25
                                                                     4,687.5 @ $1.50

           02/28/98                     18,750                       9,375.0 @ $1.00
                                                                     4,687.5 @ $1.25
                                                                     4,687.5 @ $1.50

           05/31/98                     18,750                       9,375.0 @ $1.00
                                                                     4,687.5 @ $1.25
                                                                     4,687.5 @ $1.50

           08/31/98                     18,750                       9,375.0 @ $1.00
                                       -------                       4,687.5 @ $1.25
                                                                     4,687.5 @ $1.50

                       Total           387,000
                                       =======


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